December 2021

Legal Disclaimer No Representations and Warranties This presentation (this “Presentation”) is not intended to form the basis of any investment decision by you and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by Joby or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this Presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the proposed transaction and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. You also acknowledge and agree that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. Joby is not under any obligation, and expressly disclaims, any duty to update the information contained in this Presentation, whether as a result of new information, new developments, or otherwise. Forward Looking Statements This document contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Joby's intentions and plans. Forward-looking statements give Joby’s current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: Joby’s limited operating history and history of losses; its ability to launch its aerial ridesharing service and the growth of the urban air mobility market generally; Joby’s plans to operate a commercial passenger service beginning in 2024; the competitive environment in which it operates; its future capital needs; its ability to adequately protect and enforce its intellectual property rights; its ability to effectively respond to evolving regulations and standards relating to its aircraft; its reliance on a third-party suppliers and service partners; uncertainties related to Joby’s estimates of the size of the market for its aircraft and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in its Registration Statement on Form S-1 (File No. 333-260608) filed with the Securities and Exchange Commission on October 29, 2021, and in other reports the Company files with or furnishes to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While Joby may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. Trademarks All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and this Presentation’s use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this Presentation may appear with the ® or ™ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of Joby. Industry and Market Data This Presentation contains statistical data, estimates and forecasts provided by Joby and/or are based on independent industry publications or other publicly available information, as well as other information based on Joby’s internal sources. This information involves many assumptions and limitations and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data that has been provided by Joby and/or contained in these industry publications and other publicly available information. Accordingly, neither nor any of its affiliates or advisors makes any representations as to the accuracy or completeness of these data. Financial Information and Non-GAAP Measures This Presentation contains certain estimated preliminary financial results and key operating metrics. This information is preliminary and subject to change. As such, the actual results may differ from the estimated preliminary results presented here. This Presentation includes non-GAAP financial measures. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, Joby’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies or transactions. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Use of Projections This Presentation also contains certain financial forecasts. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of Joby’s control. While all financial projections, estimates and targets are necessarily speculative, Joby believes the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of Joby or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Urbanization and inadequate ground infrastructure remain powerful obstacles to mobility Sustainable mobility is more critical than ever hours wasted in traffic in the top 15 U.S. metros 4.6B/yr of U.S. CO2 emissions attributable to transportation sector 29% global population will be living in cities by 2050, up from 55% today 70% Cities are getting bigger and more congested

1. Calculated based on average Joby aircraft speed of 125 mph vs. 25 mph in Los Angeles traffic per Google Maps average travel times at rush hour for each individual trip, averaged across all trips 4 | Joby Aviation Sustainable Fast Scalable Shifting transportation from 2D to 3D

300+ aircraft Market opportunity of $500M+ per year in LA alone 5 | Joby Aviation Massive untapped market opportunity

Meet Joby A vertically integrated transportation company 6 | Joby Aviation We develop, test, manufacture and will operate a revolutionary new aircraft  Plan to launch our app-based aerial ridesharing service directly to end-users in 2024 World class partnerships and strong financial foundation

150+ mile range Zero operating emissions 200 mph top speed 1 pilot, 4 passenger capacity Vertical take off and landing  Piloted to facilitate certification and public acceptance The right aircraft for the market 7 Joby Aviation Designed for Safety Redundancies for all critical aircraft systems Designed to be Quiet Electric motors & unique design dramatically improve sound levels Designed for Sustainable Returns Aircraft & operations drive favorable unit economics

We are progressing steadily through the rigorous FAA process Joby’s Progress Certification Basis Completed Part 23 Part 27/29 Part 21.17(B) Cert Basis G1 In Progress Means of Compliance Demonstration of Compliance Means of Compliance G2 Verification of Compliance Starting in 2023 Type Certificate TC FAA Milestone 8 | Joby Aviation

9 | Joby Aviation Our aircraft will operate within existing aviation rules x Air Carrier Certificate Pilots Airspace Joby FAA Part 135 Commercial level pilots Existing VFR/IFR Rules HOW WE PLAN TO OPERATE AVIATION RULES TIMELINE Mid 2022 Exist today Exist today

Select your destination through the Joby app or a partner app like Uber The Joby service will synthesize a trip for you, starting with a rideshare pickup to the nearest skyport At the origin skyport, board a shared Joby aircraft and fly to the destination skyport at up to 200 mph At the destination skyport, another rideshare car will be sequenced to meet you just as you arrive STEP 1 STEP 2 STEP 3 STEP 4 Press a button… get a flight

Service unit economics at scale in 2026

Revenue Drivers	
24 Miles	Avg Flight Length
~165 mph	Cruising Speed
2.3 Passengers	Avg Load Factor
~6 Minutes	Turnaround Time
$3.00	Price / Seat Mile
Revenue per Available Seat Mile **$1.73**	

Cost Drivers	
~22¢	Pilot
~19¢	Maintenance cost *(including labor)*
~11¢	Skyport Support & Landing Fees
~13¢	Battery & Charging *(~30 kWh/Trip, 1Y Replacement)*
~9¢	Aircraft & Insurance
~12¢	Other expenses
Cost per Available Seat Mile **$0.86**	

Per Plane Economics ($M)

Revenue	**$2.2**
Cost of Goods Sold	($0.9)
Gross Margin	**$1.3**
Other Exp.	($0.3)
Contribution Margin	**$1.0**
Payback Period	**1.3 yrs**



11 | Joby Aviation

Sophisticated partnerships accelerate our market launch Go To Market & Ops. Manufacturing Infrastructure 12 | Joby Aviation

Experienced team with extensive industry experience



JoeBen Bevirt
Founder & CEO
Serial Entrepreneur



Paul Sciarra
Executive Chairman
Founder, Pinterest



Jon Wagner
Head of Powertrain
Sr Director of Battery Engineering



Greg Bowles
Head of Gov't Affairs
Co-chairman of FAA Part 23 Rulemaking



Bonny Simi
Head of Air Ops & People
President & Founder of JetBlue Technology Ventures



Eric Allison
Head of Product
Head of Uber Elevate



Matt Field
Chief Financial Officer
CFO of Ford, North America



Didier Papadopoulos
Head of Program Mgmt. & Systems Eng.
VP of Aviation Systems



Justin Lang
Head of Partnerships & Strategy
Corporate Practice



Dan O'Malley
Integration Mfg. Lead
Director, Operations



Joe Brennan
Composites Mfg. Lead
Director, Manufacturing



Heath Smoot
Powertrain Mfg. Lead
Manufacturing Lead



Kate DeHoff
General Counsel & Corporate Secretary
Director, Legal



Lina Spross
Quality & Supply Chain Lead
Director, Quality

13 | Joby Aviation

Joby Investment Highlights

01 **A world class team with world class partners**
Team of 800+ with deep aerospace, software, and electrical engineering experience. 1000+ combined years of certification experience. World class partners supporting every step of the journey.

02 **The best aircraft for the market**
Zero operating emissions, 5 seats, 150 mile, 65dBA, designed to be certified and operated under existing regulations.

03 **First mover advantage**
1,000+ test flights completed. First and only eVTOL to sign G-1 (stage 4) with FAA, in 2020. Joby's G-1 is specific to the aircraft design. Joby received an initial, stage 2, signed G-1 from the FAA in 2019. First to achieve US Air Force airworthiness. Being early drives strong network and scale effects.

04 **Vertically integrated approach**
Key parts designed and produced in-house. Production scaling supported by Toyota. Recurring revenue from operating aircraft delivers compelling economics, compounded by scale.

05 **Pragmatic approach to commercialization**
Uber integration and Elevate acquisition deliver deep customer insights and day 1 demand. Best-in-class infrastructure partners provide access to prime locations in key markets.

06 **Strong financial foundation**
Cash to support business through commercialization. Staged investment approach provides flexibility.

TOYOTA — Production

Uber — Demand

U.S. AIR FORCE — Pre-cert operations

NASA — Testing

REEF, Signature, MACQUARIE, RELATED — Landing Infrastructure

14 | Joby Aviation

Our vision is to save a billion people an hour, every day 15 | Joby Aviation